SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant X

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

X	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under 14a-12

EMPIRE RESORTS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

X	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

To the Stockholders of Empire Resorts, Inc.:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Empire Resorts, Inc. (the “Company”), to be held at the New York Hilton Midtown, located at 1335 Avenue of the Americas, New York, New York on Monday, November 10, 2014, at 10:00 a.m., Eastern Standard Time, to consider and vote upon the following proposal:

1.	To elect six directors to serve on the Company’s Board of Directors (the “Board”) until the 2015 annual meeting of stockholders or until their successors are elected and qualified; and

2.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

The Board has fixed the close of business on September 19, 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. You are requested to carefully read the Proxy Statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the Annual Meeting.

By Order of the Board,

/s/ Emanuel Pearlman	/s/ Nanette L. Horner
Emanuel Pearlman	Nanette L. Horner
Chairman of the Board	Secretary

September 29, 2014

IMPORTANT

Whether or not you expect to attend the Annual Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly, or follow the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote in person at the Annual Meeting. If you received this Proxy Statement in the mail, a return envelope is enclosed for your convenience.

PLEASE NOTE: If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors unless you direct the nominee holder how to vote, by returning your proxy card or by following the instructions contained in the Notice of Availability of Proxy Materials to vote on the Internet.

EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 10, 2014

To the Stockholders of Empire Resorts, Inc.:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Empire Resorts, Inc. (the “Company”) for use at the 2014 Annual Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at the New York Hilton Midtown, located at 1335 Avenue of the Americas, New York, New York, on Monday, November 10, 2014, at 10:00 a.m., Eastern Standard Time, to consider and vote upon the following proposal:

1.	To elect six directors to serve on the Company’s Board of Directors (the “Board”) until the 2015 annual meeting of stockholders or until their successors are elected and qualified; and

2.	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Holders of record of our Common Stock, Series B Preferred Stock and Series E Preferred Stock (collectively the “Voting Stock”) at the close of business on September 19, 2014 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to twenty-seven hundredths (.27) of one vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of one vote.

Your vote is important, regardless of the number of shares you own. The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Voting Stock entitled to vote at the Annual Meeting, voting as one class, is required to elect directors.

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for ten days before the Annual Meeting at the principal executive offices of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, it is strongly recommended you complete and return your proxy card before the Annual Meeting date, to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

By Order of the Board,

/s/ Emanuel Pearlman	/s/ Nanette L. Horner
Emanuel Pearlman	Nanette L. Horner
Chairman of the Board	Secretary

September 29, 2014

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTOR NOMINEES.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 10, 2014: This Proxy Statement, along with our Annual Report on Form 10-K for the year ended December 31, 2013, is available at: http://www.cstproxy.com/empireresorts/2014.

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EMPIRE RESORTS, INC.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS

to be held on Monday, November 10, 2014, at 10:00 a.m. EST

at the New York Hilton Midtown

1335 Avenue of the Americas

New York, New York 10019-6012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2014 Annual Meeting of Stockholders to be held on Monday, November 10, 2014 at 10:00 a.m., Eastern Standard Time, at the New York Hilton Midtown, located at 1335 Avenue of the Americas, New York, New York, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on or about September 29, 2014. This proxy statement gives you information on the proposal to be presented at the Annual Meeting so that you can make an informed decision.

In this proxy statement, we refer to Empire Resorts, Inc. as the “Company”, “we”, “us” or “our.”

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 18, 2014 (the “Annual Report”).

If you requested printed versions of these proxy materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials via the Internet instead of mailing printed copies. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) to the Company’s stockholders. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Internet Availability Notice. All stockholders will have the ability to access the proxy materials on the Website referred to in the Internet Availability Notice or request to receive a printed or electronic set of the proxy materials. Stockholders may request to receive proxy materials in printed form or electronically by email on an ongoing basis by telephone, mail, by logging on to http://www.cstproxy.com/empireresorts/2014. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

How can I get electronic access to the proxy materials?

The Internet Availability Notice will provide you with instructions regarding how to:

•	View the Company’s proxy materials for the Annual Meeting on the Internet; and
•	Instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

What items of business will be voted on at the Annual Meeting?

The sole item of business scheduled to be voted on at the Annual Meeting is the election of six directors. We will also consider any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees for Director.

Who can vote at the 2014 Annual Meeting of Stockholders?

Stockholders who owned shares of our common stock, par value $.01 per share (“Common Stock”), Series B Preferred Stock, par value $.01 per share (“Series B Preferred Stock”) or Series E Preferred Stock, par value $.01 per share (“Series E Preferred Stock” and, together with the Common Stock and Series B Preferred Stock, the “Voting Stock”) on September 19, 2014 (the “Record Date”) may attend and vote at the Annual Meeting. There were 39,372,462 shares of Common Stock, 44,258 shares of Series B Preferred Stock and 1,577,880 shares of Series E Preferred Stock outstanding on the Record Date.

How many votes am I entitled to per share?

Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to twenty-seven hundredths (.27) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of a vote and all Voting Stock vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Principal Stockholders” on page 31 of this proxy statement.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Internet Availability Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Internet Availability Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a stockholder of record of the Company’s Voting Stock, how do I vote?

There are three ways to vote:

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided with the Internet Availability Notice.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are three ways to vote:

•	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, broker-dealer or other similar organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What is the proxy card?

The proxy card enables you to appoint each of Joseph A. D’Amato, our Chief Executive Officer and a Director, and Emanuel R. Pearlman, our Chairman of the Board, as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended you complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Internet Availability Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Internet Availability Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Internet Availability Notice and, if applicable, the proxy materials, stockholders may contact us as follows:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Attention: Secretary

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

How do I request a paper copy of the proxy materials?

There are four ways to request a paper copy of proxy materials:

•	By mail: You may obtain a paper copy of the proxy materials by writing to us at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, Attn: Secretary.
•	By telephone. You may obtain a paper copy of the proxy materials by calling (888) 221-0690.
•	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to http://www.cstproxy.com/empireresorts/2014
•	By Email: You may obtain a paper copy of the proxy materials by email at proxy@continentalstock.com.

Please make your request for a paper copy as instructed above on or before October 29, 2014 to facilitate timely delivery.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet (in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Secretary, at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, a written notice of revocation prior to the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the Voting Stock outstanding as of the Record Date must be present in person or represented by proxy. “Broker non-votes”, which are described below, and abstentions are counted for the purpose of determining the presence of a quorum.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees, your vote may be “WITHHELD” with respect to one or more of the nominees or you may “ABSTAIN”. If you elect to “ABSTAIN” the abstention does not count in the determination of the nominees who received the plurality of the votes cast.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board.

What is the voting requirement to approve each of the proposals?

In the election of directors, the six persons receiving the highest number of affirmative votes at the Annual Meeting will be elected.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting.

Abstentions are considered votes cast and thus will have the same effect as votes against each of the matters scheduled to be voted on at the Annual Meeting, except the election of directors.

Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Annual Meeting.

What happens if I do not indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be voted “FOR” for all the director nominees.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

You can contact our Chief Counsel and Secretary, Nanette L. Horner, at (845) 807-0001 or by sending a letter to Nanette L. Horner at the offices of the Company, c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701 with any questions about the proposal described in this proxy statement or how to execute your vote.

THE ANNUAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Empire Resorts, Inc., as part of the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at our Annual Meeting to be held on November 10, 2014, or any adjournment or postponement thereof. In this proxy statement, the terms “Empire,” “Company,” “we,” “our,” “ours,” and “us” refer to Empire Resorts, Inc., a Delaware corporation.

Date, Time, Place and Purpose of the Annual Meeting

The Annual Meeting will be held at the New York Hilton Midtown, located at 1335 Avenue of the Americas, New York, New York, on Monday, November 10, 2014, at 10:00 a.m., Eastern Standard Time. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposal, which is more fully described in this proxy statement:

•	To elect six directors to serve on the Company’s Board until the 2015 annual meeting of stockholders or until their successors are elected and qualified; and
•	To transact such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Record Date, Voting and Quorum

Our Board fixed the close of business on September 19, 2014, as the Record Date for the determination of holders of our outstanding Voting Stock entitled to notice of and to vote on all matters presented at the Annual Meeting. As of the record date, there were 39,372,462 shares of Common Stock, 44,258 shares of Series B Preferred Stock, and 1,577,880 shares of Series E Preferred Stock issued and outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to twenty-seven hundredths (.27) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of a vote. Accordingly, a total of 39,778,882 votes may be cast at the Annual Meeting.

The holders of Voting Stock entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding Voting Stock, present in person or represented by proxy at the Annual Meeting, constitute a quorum.

Required Vote

The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of Voting Stock entitled to vote in the election are required to elect directors.

Voting

You can vote your shares at the Annual Meeting by proxy or in person.

You can vote by proxy by having one or more individuals who will be at the Annual Meeting vote your shares for you. These individuals are called “proxies” and using them to cast your ballot at the Annual Meeting is called voting “by proxy.”

If you wish to vote by proxy, you must do one of the following:

•	Use the Internet to vote by going to the Internet address listed on your proxy card or Internet Availability Notice; have your proxy card or Internet Availability Notice in hand as you will be prompted to enter your control number and to create and submit an electronic vote; or
•	Complete the enclosed form, called a “proxy card,” and mail it in the envelope provided.

If you do one of the above, you will designate the Chief Executive Officer and Chairman of the Board of Directors to act as your proxies at the Annual Meeting. One of them will then vote your shares at the Annual Meeting in accordance with the instructions you have given them via the Internet or on the proxy card with respect to the proposal presented at the Annual Meeting. Proxies will extend to, and be voted at, any adjournment(s) or postponement(s) of the Annual Meeting.

Alternatively, you can vote your shares in person by attending the Annual Meeting. You will be given a ballot at the Annual Meeting.

While we know of no other matters to be acted upon at this year’s Annual Meeting, it is possible that other matters may be presented at the Annual Meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with your proxies’ best judgment.

A special note for those who plan to attend the Annual Meeting and vote in person: if your shares are held in the name of a broker, bank or other nominee, you must bring a statement from your brokerage account or a letter from the person or entity in whose name the shares are registered indicating that you are the beneficial owner of those shares as of the Record Date. In addition, you will not be able to vote at the Annual Meeting unless you obtain a legal proxy from the record holder of your shares.

Our Board is asking for your proxy. Giving the Board your proxy means you authorize it to vote your shares at the Annual Meeting in the manner you direct. You may vote for or withhold your vote for each nominee or proposal or you may abstain from voting. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” the election of each nominee for Director and as the proxy holders may determine in their discretion with respect to any other matters that may properly come before the Annual Meeting.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact Nanette L. Horner, Secretary of the Company, at (845) 807-0001.

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy or voting instruction from the record holder to vote their shares at the Annual Meeting.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before the polls close at the Annual Meeting. A proxy may be revoked by filing with our Secretary (Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Annual Meeting and voting in person.

Simply attending the Annual Meeting will not constitute revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instruction of your broker or other nominee to revoke a previously given proxy.

Attendance at the Annual Meeting

Only holders of Voting Stock, their proxy holders and guests we may invite may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with photo identification at the Annual Meeting. For example, you may bring an account statement showing that you beneficially owned shares of Empire as of the record date as acceptable proof of ownership.

Solicitation of Proxies

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. Some banks and brokers have customers who beneficially own Voting Stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of Voting Stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation nor our Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with the election of directors to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Other Business

We are not currently aware of any business to be acted upon at the Annual Meeting other than the election of directors discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, we expect that shares of our Voting Stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of our Board.

Expenses

The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Voting Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Principal Offices

The principal executive offices of our Company are located at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. The Company’s telephone number at such address is (845) 807-0001.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Name	Age	Position
Joseph A. D’Amato	66	Chief Executive Officer and Director
Emanuel R. Pearlman	54	Chairman of the Board
Edmund Marinucci	64	Director
Nancy A. Palumbo	53	Director
Gregg Polle	53	Director
James Simon	67	Director
Laurette J. Pitts	45	Executive Vice President, Chief Operating Officer, Chief Financial Officer
Charles Degliomini	55	Executive Vice President, Governmental Affairs and Corporate Communications
Nanette L. Horner	50	Executive Vice President, Chief Counsel and Chief Compliance Officer

Joseph A. D’Amato, age 66, has served as our Chief Executive Officer since January 2010 and as our chief financial officer from September 2009 to December 2010. Mr. D’Amato has served as a director since September 2010. Prior to his employment with the Company, Mr. D’Amato most recently served as chief executive officer of Mount Airy Casino Resort in Pennsylvania from 2007 to 2009 and as chief operating officer of the Seneca Gaming Corporation in Western New York from 2005 to 2007, and as its chief financial officer from 2002 to 2005. During his earlier career in the gaming industry, Mr. D’Amato served in various executive capacities with Resorts International, Trump Entertainment, Bally’s Park Place and Golden Nugget organizations. Mr. D’Amato has participated in raising over $2 billion in the public and bank finance markets, and has extensive experience with Sarbanes Oxley and the filing requirements and regulations of the SEC.

Emanuel R. Pearlman, age 54, has served as a director since May 2010 and as the Chairman of the Board since September 2010. Mr. Pearlman currently serves as Chairman and CEO of Liberation Investment Group, LLC, a New York based investment management and financial consulting firm, a position he has held since January 2003. Since January 2012, he has served on the board of Network-1 Technologies, Inc. (OTCBB:NTIP). From January 2012, through January 2013 he served on the Board of Dune Energy. From October 2006 to March 2010, Mr. Pearlman served on the board of Multimedia Games, Inc. (NASDAQ-GS:MGAM).

Edmund Marinucci, age 64, has served as a director of the Company since March 2014. Mr. Marinucci has been a partner at PCH Hotels, LLC, a boutique hotel and resort operator based in San Francisco that is an operating division of Pacific Union Company, since 1983. From October 1983 to December 2008, Mr. Marinucci served as president of PCH Hotels, LLC. PCH Hotels owned and managed properties in the U.S. and the Caribbean. Such properties included Meadowood Resort (Napa, California), Windermere Island Club (Bahamas), Divi Resorts (Aruba), Downtown Athletic Club (New York City), Frangipani Resort (Anguilla) and Marriott Resort (Grand Cayman). During his presidency of PCH Hotels, he oversaw the ground-up development of The Hotel Griffon and the renovation and repositioning of the Drisco Hotel (each in San Francisco). Prior to PCH Hotels, Mr. Marinucci served as director of development for HCP Hotels/Aston Resorts in Hawaii. In such position, Mr. Marinucci oversaw all development aspects of the hotel group and grew inventory from 15 to 20 hotel resorts. From 1978 to 1981,

Mr. Marinucci served as director of resort operations for Kapalua Resort Maui in Hawaii. While at Kapalua Resort Maui, Mr. Marinucci was responsible for the daily operations of the resort, including the Kapalua Bay Hotel, 150 rental villas, two golf courses, The Bay and The Village. He serves on the board of directors of Miami JV Member LLC, a private hotel and resort company, and has previously served on the board of directors of Jameson Inns/Colony Capital, a private hotel and resort company. Mr. Marinucci is a member of The Cornell Hotel Society. Mr. Marinucci received a BS in Hotel Administration from the Cornell University School of Hotel Administration.

Nancy A. Palumbo, age 53, has served as director since June 2009. Ms. Palumbo also acts as an independent consultant in the areas of strategic marketing, corporate communications and business development. Since May 2011, Ms. Palumbo has also served as a principle in CRAMN LLC, a global business development company. From March 2009 to December 2010, she served as president of the Green Planet Group, a company that advised on solar and renewable energy solutions. Prior to joining Green Planet Group, from May 2007 to March 2009, Ms. Palumbo was the general manager for Walker Digital Lottery and from October 2006 to May 2007, she served as the senior vice president for Strategic Marketing and Corporate Communications for the New York Daily News. From January 2004 to October 2006, Ms. Palumbo served as the director of the New York Lottery, where she managed a $6 billion a year business and oversaw the opening of six video gaming facilities. From February 1995 to January 2004, Ms. Palumbo served as the executive deputy commissioner for the Office of Parks Recreation and Historic Preservation for the State of New York, where she was instrumental in developing public-private partnerships to generate additional revenue to expand park services. Ms. Palumbo is a graduate of St. Bonaventure University.

Gregg Polle, age 53, was elected to serve as a director in December 2010. Mr. Polle is a Managing Director for Moelis & Company, an investment bank that provides financial advisory services and capital raising solutions to clients in connection with mergers and acquisitions, restructurings and other strategic matters. He has also served as an investment banker with Citigroup Inc. (“Citigroup”) and its predecessors Salomon Brothers and Salomon Smith Barney from 1983 until November 2008. Mr. Polle most recently served as head of the global industrial group at Citigroup and previously was the co-head of Citigroup’s global mergers and acquisitions group. Mr. Polle was a private investor from November 2008 through July 2011. Mr. Polle received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

James Simon, age 67, has served as a director of the Company since August 2007. He has served as president and chief executive officer of Strategic Marketing Consultants, Inc., a management and marketing consulting firm since he co-founded it in 1994. The firm’s client list includes major telecommunications and financial services companies in the United States as well as some of the best known not-for-profit organizations. Mr. Simon is a former executive of the Direct Response Group, Capital Holding Corp., a financial services conglomerate and American Airlines, where he held senior marketing management positions. Prior to joining American Airlines, Mr. Simon spent 20 years as an officer in the U.S. Army. During his last six years in the U.S. Army, he was one of the architects of the marketing strategy used by the Army during its transition from a draft environment to an all-recruit force. Mr. Simon has a B.G.S. undergraduate degree from the University of Nebraska and an M.S. graduate degree from the University of Kansas.

Laurette J. Pitts, age 45, has served as the Chief Financial Officer of the Company since December 2010. In August 2011, Ms. Pitts was promoted to Senior Vice President and Chief Financial Officer, in August 2012, she was promoted to Senior Vice President, Chief Operating Officer and

Chief Financial Officer and, effective July 1, 2014, she was promoted to Executive Vice President, Chief Operating Officer and Chief Financial Officer. Ms. Pitts has served in various capacities in the gaming industry since 1992. Prior to her employment with the Company, Ms. Pitts most recently served from December 2008 until December 2010 as regional vice president of finance and administration for American Racing and Entertainment, LLC, a private company that owns and operates horseracing, resort, and gaming facilities, including Tioga Downs and Vernon Downs. She previously served as chief financial officer for Mohegan Sun at Pocono Downs, a gaming and entertainment facility owned by the Mohegan Tribe of Indians of Connecticut, from April 2005 until November 2008.

Charles Degliomini, age 55, is the Executive Vice President of Governmental Affairs and Corporate Communications of the Company. He has been an employee or consultant of the Company since 2004 and was promoted to his current position in February 2008 Currently, Mr. Degliomini serves as a director of the New York Gaming Association, a not-for-profit trade association created in 2011 to advance the interests of New York State’s nine racetrack casinos. He is on the board of Hudson Valley Economic Development Corporation, a public-private partnership that markets the Hudson Valley region as a prime business location to corporate executives, site selection consultants and real estate brokers. Previously, he was senior vice president of Sales and Marketing of eLottery, Inc., the first firm to advance the technology to facilitate the sales and marketing of governmental lottery tickets on the Internet. Before taking the position at eLottery, Mr. Degliomini was President and founder of Atlantic Communications, a New York-based corporate and government affairs management company. Mr. Degliomini served in the General Services Administration as chief of staff to the Regional Administrator from 1985 to 1998, and was the New York State communications director for Reagan-Bush in 1984. Mr. Degliomini has a B.A. in political science from Queens College and is an M.A. candidate at the New York University School of Public Administration.

Nanette L. Horner, age 50, was appointed to serve as the Company’s Chief Compliance Officer in August 2010 and has served as the Company’s corporate vice president of Legal Affairs since July 2010. In August 2011, Ms. Horner was promoted to Senior Vice President, Chief Counsel and Chief Compliance Officer and, effective July 1, 2014, she was promoted to Executive Vice President, Chief Counsel and Chief Compliance Officer. Ms. Horner has been involved in the gaming industry, as an attorney, since 1996. Prior to her employment with the Company, Ms. Horner worked in the Office of Chief Counsel assigned to the Bureau of Licensing of the Pennsylvania Gaming Control Board since July 2005. In September 2006, Ms. Horner was named the Board’s first director of the Office of Compulsive and Problem Gambling. She is a member of the Board of Directors for the National Council on Problem Gambling, and is a member of American Mensa and the International Masters of Gaming Law.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Corporate Governance and Nominations Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described herein, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Each of Messrs. D’Amato and Pearlman has extensive experience in the gaming industry. Mr. D’Amato has over 40 years of financial management and senior accounting experience and 30 years of gaming operations experience. Mr. Pearlman has experience as a consultant for and director of companies in the gaming industry. Their individual and collective gaming experience provides substantial guidance with respect to our gaming operations.

Mr. Polle has over 25 years of experience as an investment banker with Citigroup and its predecessors, which also provides Mr. Polle with comprehensive financial and accounting expertise and qualifies him as an audit committee financial expert under the SEC’s guidelines.

Through her experience as a top-level executive in New York State government for many years, Ms. Palumbo has a comprehensive understanding of the extensive laws, regulations and ordinances applicable to our gaming business.

Mr. Simon brings marketing and business leadership skills to the Board from his experience as an executive officer of management and marketing consulting firms.

Mr. Marinucci has over 35 years of experience in the development, management and operation of hotel and resort properties.

Corporate Governance

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Corporate Governance and Nominations Committee, Audit Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that none of our directors or director nominees has a material relationship with the Company other than Joseph D’Amato, who serves as our Chief Executive Officer. The Board has also affirmatively determined that all members of our Audit Committee, Compensation Committee and Corporate Governance and Nominations Committee are independent directors.

Committees and Meetings of the Board

The Board met on eleven occasions during the fiscal year ended December 31, 2013. Each of the members of the Board attended at least 75% of the meetings held by the Board during the time such directors served as a member of the Board, except that Mr. Au did not attend six meetings. There are five committees of the Board: the Audit Committee, the Compensation Committee, the Regulatory Compliance Committee, the Corporate Governance and Nominations Committee and the Special Committee for Development and Expansion.

Our last annual meeting of stockholders was held on November 11, 2013, and all members of our Board attended that meeting.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and Nasdaq Listing Rules. In addition, our Board adopted a written charter for the Audit Committee, which is available on the Company’s Website at www.empireresorts.com and a hard copy of which may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The members of the Audit Committee are Gregg Polle, Nancy A. Palumbo, James Simon and Emanuel R. Pearlman. Mr. Polle serves as chairperson of the Audit Committee. Each member of the Audit Committee is independent within the meaning of the Nasdaq Listing Rules. In addition, each Audit Committee member satisfies the audit committee independence standards under the Exchange Act. Our Board has determined that Mr. Polle qualifies as an audit committee financial expert, as defined by Securities and Exchange Commission rules, based on his education, experience and background.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff. The Audit Committee met on ten occasions during the fiscal year ended December 31, 2013. Each of the members of the Audit Committee attended at least 75% of the meetings held by the Audit Committee during the time such directors served as a member of the committee, except that Mr. Polle did not attend three meetings.

Corporate Governance and Nominations Committee

The members of the Corporate Governance and Nominations Committee are James Simon, Emanuel R. Pearlman and Nancy A. Palumbo. Mr. Simon serves as chairperson of the Corporate Governance and Nominations Committee. The Corporate Governance and Nominations Committee recommends appropriate governance practices, recommends criteria for service as a director and reviews candidates to serve as directors. In addition, our Board adopted a written charter for the Corporate Governance and Nominations Committee, which is available on the Company’s Website at

www.empireresorts.com and a hard copy of which may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The Corporate Governance and Nominations Committee develops, recommends and oversees implementation of corporate governance principles for the Company. In addition, it considers recommendations for director nominees from a wide variety of sources, including members of our Board, business contacts, community leaders, third-party advisory services and members of management. The Corporate Governance and Nominations Committee also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC.

The Corporate Governance and Nominations Committee met on four occasions during the fiscal year ended December 31, 2013. Each of the members of the Corporate Governance and Nominations Committee attended at least 75% of the meetings held by the Corporate Governance and Nominations Committee during the time each director served as a member of the committee.

Each of the nominees up for election at the Annual Meeting was recommended to the Board by the Corporate Governance and Nominations Committee.

Compensation Committee

The Compensation Committee, which is comprised of Nancy A. Palumbo, James Simon and Emanuel R. Pearlman, is responsible for establishing and reviewing the appropriate compensation of our directors and executive officers, for reviewing employee compensation plans and for considering and making grants and awards under, and administering, our equity incentive plans and cash bonus plans. More specifically, the Compensation Committee has sole authority to determine the Chief Executive Officer’s compensation level based on an evaluation performed in conjunction with the Company’s Corporate Governance and Nominations Committee, which is subject to ratification by the Company’s independent directors. In determining the long-term incentive component of the Chief Executive Officer’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years, and such other factors as the Compensation Committee may determine to be appropriate. The Compensation Committee reviews and approves the compensation of all other officers of the Company. The Compensation Committee may invite the Company’s Chief Executive Officer to participate in meetings of the Compensation Committee relating to discussions other than his compensation, but if present during any deliberations of the Committee, the Chief Executive Officer may not vote. The Compensation Committee also reviews and approves any severance or similar termination payments proposed to be made to any current or former executive officer.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to assist in the evaluation of director, Chief Executive Officer or executive officer compensation. In 2013, the Compensation Committee did not engage any such compensation consultants or advisers.

Ms. Palumbo serves as chairperson of the Compensation Committee. The Compensation Committee has adopted a written charter, which was updated in May 2013. In addition, our Board adopted a written charter for the Compensation Committee, which is available on the Company’s

Website at www.empireresorts.com and a hard copy of which may be obtained, free of charge, from the Company by writing to the Company’s Secretary at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001. The Compensation Committee met on seven occasions during the fiscal year ended December 31, 2013. Each of the members of the Compensation Committee attended at least 75% of the meetings held by the Compensation Committee during the time such director served as a member of the committee.

Regulatory Compliance Committee

The members of the Regulatory Compliance Committee are Nancy A. Palumbo, Emanuel R. Pearlman and James Simon. Ms. Palumbo serves as chairperson of the Regulatory Compliance Committee. The Regulatory Compliance Committee is responsible for adopting the policies and procedures, as necessary or as requested by the Board, regarding compliance with laws and regulations and responses to changes in the legislative, regulatory or legal environment. In addition, the Regulatory Compliance Committee is responsible for keeping abreast of and making recommendations to the Board with respect to developments in regulatory compliance programs, which are relevant to the Company’s activities, operations and licenses and overseeing the delivery to and the acknowledgment by the appropriate employees of the Company of materials setting forth or describing the regulatory requirements applicable to their conduct or the business of the Company. The Regulatory Compliance Committee also meets with our Chief Compliance Officer to review our compliance with legal and regulatory requirements and to make recommendations with respect to any potential legal or regulatory violations.

The Regulatory Compliance Committee met on four occasions during the fiscal year ended December 31, 2013.

Special Committee for Development and Expansion

The Special Committee for Development and Expansion, for which the Board of Directors has not adopted a formal charter, serves as an administrative committee of the Board to act upon and facilitate the consideration of certain high-level business and strategic matters relating to development and expansion. The members of the Special Committee for Development and Expansion are Emanuel R. Pearlman, Nancy A. Palumbo, Gregg Polle and James Simon. Effective April 1, 2014, the membership of the Special Committee for Development and Expansion was reduced to Mr. Pearlman and Mr. Polle. Mr. Pearlman serves as chairperson of the Special Committee for Development and Expansion. The Special Committee for Development and Expansion met on twelve occasions during the fiscal year ended December 31, 2013.

Audit Committee Report*

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors

Gregg Polle

Nancy A. Palumbo

Emanuel R. Pearlman

James Simon

* The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role—Mr. Emanuel R. Pearlman is our Chairman, and Mr. Joseph A. D’Amato is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board of Directors deems to be in the long term interest of stockholders in light of prevailing circumstances. Mr. Pearlman has served as non-executive Chairman of the Board since September 8, 2010. Mr. D’Amato has served as our Chief Executive Officer since January 2010. This arrangement has allowed our Chairman to lead the Board, while our Chief Executive Officer has focused primarily on managing the operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations. Our Board of Directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Pursuant to that certain Investment Agreement, Kien Huat is entitled to designate three directors and to nominate one of its director designees to serve as the Chairman, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominations Committee of the Board, for so long as Kien Huat maintains certain ownership thresholds. Each of Messrs. D’Amato, Marinucci and Pearlman were designated as directors by Kien Huat pursuant to this right. In addition, for so long as Kien Huat owns capital stock with at least 30% of the voting power of our outstanding capital stock at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

In addition, Mr. Simon serves as our Lead Director and through the Audit, Compensation, Corporate Governance and Nominations, Regulatory Compliance and Special Committee for Development and Expansion, our independent directors who are members thereof provide strong independent leadership for each of those committees. We believe that a lead independent director helps ensure independent oversight over the Company.

The Board is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to reward appropriately executives for growth without undue risk taking.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Corporate Governance and Nominations Committee is to consider properly submitted recommendations for candidates to the Board of Directors from stockholders. Any stockholder recommendations for consideration by the Corporate Governance and Nominations Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board of Directors should be sent to:

Empire Resorts, Inc.

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York, 12701

Attention: Secretary

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. Stockholders wishing to nominate a candidate for director at the annual meeting of stockholders must give written notice to Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Secretary, either by personal delivery or by United States mail, postage prepaid. The stockholder’s notice must be received by us not less than 120 or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting of stockholders is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting of stockholders, then, to be timely, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting of stockholders or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made. To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the stockholder who intends to make the nomination(s) and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company, that the stockholder intends to vote such stock at such annual meeting of stockholders and intends to appear in person or by proxy at the annual meeting of stockholders to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A of the Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the Board, (v) the class and number of shares of capital stock that are owned of record and beneficially owned by the stockholder and (vi)  the written consent of each nominee to serve as a director of the Company if so elected.

Director Qualifications

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Corporate Governance and Nominations Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance. While neither the Board nor the Corporate Governance and Nominations Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

The Corporate Governance and Nominations Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee. A member of the Corporate Governance and Nominations Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Corporate Governance and Nominations Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics, applicable to all employees, and a Code of Ethics for the Principal Executive Officer and Senior Financial Officer(s), each of which is available on our Web site (www.empireresorts.com) and will be provided in print without charge to any stockholder who submits a request in writing to Empire Resorts, Inc., Investor Relations, c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701. Any amendment to and waivers from the Code of Ethics with respect to the Company’s Chief Executive Officer or Chief Financial Officer will be posted on the Company’s Web site. The Code of Business Conduct and Ethics provides that any waiver thereof may be made only by the Board or, in cases not involving an executive officer or member of the Board, by the Company’s Chief Compliance Officer.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Investor Relations. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Corporate Governance and Nominations Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Executive Compensation

Summary Compensation Table

The following table sets forth all information concerning the compensation earned, for the fiscal year ended December 31, 2013, for services rendered to us by persons who served as our CEO during 2013, each of our three other most highly compensated executive officers who were serving as executive officers at the end of 2013, whom we refer to herein collectively as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($) (6)	All Other Compensation ($)	Total ($)
Joseph A. D’Amato (1)
Chief Executive Officer	2013 2012	375,000 351,923	105,000 100,000		123,750 —	26,395 27,255	630,145 479,178

Laurette J. Pitts (2)
Senior Vice President, Chief Operating Officer and Chief Financial Officer (3)	2013 2012	230,000 220,654	75,000 70,000	—	61,875 —	—	366,875 290,654

Charles Degliomini (4)
Executive Vice President	2013 2012	250,000 250,000	65,000 60,000		61,875 —	— —	376,875 310,000

Nanette L. Horner (5)
Senior Vice President, Chief Counsel and Chief Compliance Officer (3)	2013 2012	215,000 205,192	75,000 70,000		61,875 —	14,400 —	366,275 275,192

(1)	On November 26, 2012, the Company and Mr. D’Amato entered into an employment agreement pursuant to which Mr. D’Amato serves as Chief Executive Officer. Such employment agreement was amended on May 29, 2014. All Other Compensation consists of $18,000 in housing allowance, $3,257 in allocation of personal use of a company vehicle, and $5,138 for an excess life insurance policy paid by the Company.
(2)	On August 17, 2012, the Company entered into an employment agreement with Ms. Pitts pursuant to which Ms. Pitts serves as the Company’s Senior Vice President, Chief Operating Officer and Chief Financial Officer. Such employment agreement was amended on May 29, 2014.
(3)	Effective July 1, 2014, the title of each of Mses. Pitts and Horner were changed from “Senior Vice President” to “Executive Vice President”. Their titles are otherwise unchanged.
(4)	On December 7, 2012, the Company and Mr. Degliomini entered into an employment agreement pursuant to which Mr. Degliomini serves as the Company’s Executive Vice President. Such employment agreement was amended on August 24, 2014.
(5)	On August 22, 2012, Ms. Horner and the Company entered into an employment agreement pursuant to which Ms. Horner serves as Senior Vice President, Chief Counsel and Chief Compliance Officer. Such employment agreement was amended on May 30, 2014. All Other Compensation consists of $14,400 in housing allowance.
(6)	These amounts reflect the aggregate grant date fair value of restricted stock granted in the year ended December 31, 2013 under our 2005 Equity Incentive Plan computed in accordance with ASC Topic 718 (formerly SFAS No. 123(R)). Please see Notes B and H to our consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for more information. The grant date for the Restricted Stock is 11/12/13.

Narrative Disclosure to Summary Compensation Table

Objectives of Our Compensation Program

Our compensation programs are intended to encourage executives and other key personnel to create sustainable growth in value for our stockholders. In particular, the objectives of our programs are to:

•	attract, retain, and motivate superior talent;
•	ensure that compensation is commensurate with our performance and stockholder returns;
•	provide performance awards for the achievement of strategic objectives that are critical to our long term growth; and
•	ensure that our executive officers and key personnel have financial incentives to achieve sustainable growth in stockholder value.

Elements of Our Executive Compensation Structure

Our compensation structure consists of two tiers of remuneration. The first tier consists of base pay, and retirement, health, and welfare benefits. The second tier consists of both short and long term incentive compensation.

Base Pay

Base compensation for each of our Named Executive Officers has been established pursuant to their respective employment agreements with the Company. Base pay and benefits are designed to be sufficiently competitive to attract and retain world class executives. In the past, the Compensation Committee of our Board (the “Compensation Committee”) has retained the discretion to review executive officers’ base pay, and to make increases based on executive performance and market norms.

The Compensation Committee has also recommended increases when executives have been promoted, or their responsibilities have otherwise been expanded.

Long Term Incentive Compensation

To date, the Compensation Committee has awarded stock options and restricted shares of common stock under our 2005 Equity Incentive Plan, which provides for awards of stock options, restricted stock, and other equity based incentives. The Compensation Committee may consider using other equity based incentives in the future. Awards granted by the Compensation Committee are designed to reward executives for the achievement of longer term objectives which result in an increase in stockholder value. In 2013, Mr. D’Amato was grated 25,000 shares of restricted stock and each of the remaining Named Executive Officers were granted 12,500 shares of restricted stock pursuant to the 2005 Equity Incentive Plan. The Compensation Committee retains its right to make future grants of options, restricted stock, or other equity compensation based on Company and individual performance without predetermined performance goals or metrics.

Employment Agreements

On November 26, 2012, the Company entered into an employment agreement with Mr. D’Amato, pursuant to which Mr. D’Amato will continue to serve as the Company’s Chief Executive Officer. This employment agreement supersedes Mr. D’Amato’s prior employment agreement with the Company. Mr. D’Amato’s employment agreement provides for a term ending on December 31, 2015, unless Mr. D’Amato’s employment is earlier terminated by either party in accordance with the provisions thereof. Mr. D’Amato is to receive a base salary at the rate of $375,000 per year for the term of the agreement and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which Mr. D’Amato may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant. Mr. D’Amato will receive a monthly housing allowance in the amount of $1,500. In addition, the Company will lease or purchase an automobile for Mr. D’Amato’s sole and exclusive use, and be responsible for the payment of certain expenses related to that vehicle, with an approximate monthly value of $1,500. The Company shall also obtain and maintain a key man life insurance policy for Mr. D’Amato providing death benefits in the amount of $1 million to Mr. D’Amato’s estate and which policy may, at the option of the Company’s Compensation Committee, provide death benefits of $3 million to the Company. In the event that the Company terminates Mr. D’Amato’s employment with Cause (as defined in the agreement) or Mr. D’Amato resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. D’Amato his base salary, unpaid expenses and any benefits to which Mr. D’Amato is entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. D’Amato’s employment is terminated as a result of death or disability, Mr. D’Amato or his estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Mr. D’Amato shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. D’Amato’s employment without Cause or Mr. D’Amato resigns with Good Reason, the Company is obligated to continue to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which it is a participant (based on the days worked during the applicable year) and (iii) Mr. D’Amato’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. D’Amato’s employment without Cause or Mr. D’Amato resigns with Good

Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Mr. D’Amato’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Mr. D’Amato, which options shall remain exercisable through the remainder of their original five year term.

On May 29, 2014, the Company entered into Amendment No. 1 to the employment agreement with Mr. D’Amato for the purpose of amending the definition of “Change Control” such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On August 17, 2012, the Company entered into an employment agreement with Ms. Pitts pursuant to which Ms. Pitts will serve as the Company’s Chief Operating Officer and will continue to serve as the Company’s Senior Vice President and Chief Financial Officer. This employment agreement supersedes Ms. Pitts’s prior employment agreement with the Company. The employment agreement provides for a term ending on December 31, 2014 unless Ms. Pitts’ employment is terminated earlier by either party in accordance with the provisions thereof. Ms. Pitts is to receive a base salary at the annual rate of $230,000 per year and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine and (ii) to which Ms. Pitts may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which she is a participant. In the event that the Company terminates Ms. Pitts’ employment with Cause (as defined in the agreement) or Ms. Pitts resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Ms. Pitts her base salary, unpaid expenses and any benefits to which Ms. Pitts is entitled through the termination date (the “Accrued Compensation”). In the event Ms. Pitts’ employment is terminated as a result of death or disability, Ms. Pitt’s or her estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Ms. Pitts shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Pitts’ employment without Cause or Ms. Pitts resigns with Good Reason, in addition to the Accrued Compensation, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro-rata portion of any bonus awarded pursuant to a bonus plan in which she is a participant (based on the days worked during the applicable year) and (iii) Ms. Pitts’ compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Pitts’ employment without Cause or Ms. Pitts resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Ms. Pitts’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term.

On May 29, 2014, the Company entered into Amendment No. 1 to the employment agreement with Ms. Pitts, which amendment was effective as of July 1. Pursuant to such amendment, (i) the termination date of Ms. Pitts’ employment agreement was extended from December 31, 2014 to December 31, 2015, (ii) her base salary was increased from $230,000 to $240,000 and (iii) “Executive Vice President” was added to her title. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On December 7, 2012, the Company entered into an employment agreement with Mr. Degliomini to continue to serve as the Company’s Executive Vice President and/or such other titles as may be granted by the Company. This employment agreement supersedes Mr. Degliomini’s prior employment agreement with the Company. Mr. Degliomini’s employment agreement provides for a term ending on December 31, 2014 unless Mr. Degliomini’s employment is terminated by either party in accordance with the provisions thereof. Mr. Degliomini is to receive a base salary at the annual rate of $250,000 and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which Mr. Degliomini may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant. In the event that the Company terminates Mr. Degliomini’s employment with Cause (as defined in the agreement) or Mr. Degliomini resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Mr. Degliomini his base salary, unpaid expenses and any benefits to which Mr. Degliomini is entitled through the termination date (collectively “Accrued Obligations”). In the event Mr. Degliomini’s employment is terminated as a result of death or disability, Mr. Degliomini or his estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Mr. Degliomini shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro rata portion of any bonus awarded pursuant to a bonus plan in which he is a participant (based on the days worked during the applicable year) and (iii) Mr. Degliomini’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Mr. Degliomini’s employment without Cause or Mr. Degliomini resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Mr. Degliomini’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term.

On August 24, 2014, the Company entered into Amendment No. 1 to the employment agreement with Mr. Degliomini. Pursuant to such amendment, (i) the termination date of Mr. Degliomini’s employment agreement was extended from December 31, 2014 to December 31, 2015 and (ii) his base salary was increased from $250,000 to $257,000. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approval of the current members of the Board would constitute a Change in Control.

On August 22, 2012, the Company entered into an employment agreement with Ms. Horner, pursuant to which Ms. Horner will continue to serve as the Company’s Senior Vice President, Chief Compliance Officer and Chief Counsel. This employment agreement supersedes Ms. Horner’s prior employment agreement with the Company. Ms. Horner’s employment agreement provides for a term ending on December 31, 2014 unless Ms. Horner’s employment is earlier terminated by either party in accordance with the provisions thereof. Ms. Horner will receive a base salary of $215,000 and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which Ms. Horner may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which she is a participant. Ms. Horner will also receive a monthly lodging and travel expense allowance of $1,200. In the event that the Company terminates Ms. Horner’s employment with Cause (as defined in the agreement) or Ms. Horner resigns without Good Reason (as defined in the agreement), the Company’s obligations are limited generally to paying Ms. Horner her base salary, unpaid expenses and any benefits to which Ms. Horner is entitled through the termination date (the “Accrued Compensation”). In the event Ms. Horner’s employment is terminated as a result of death or disability, Ms. Horner or her estate, as the case may be, is entitled to receive the Accrued Obligations and any unvested options held by Ms. Horner shall become vested immediately and remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Horner’s employment without Cause or Ms. Horner resigns with Good Reason, the Company is obligated to pay (i) the Accrued Obligation, (ii) a pro-rata portion of any bonus awarded pursuant to any annual bonus plan in which she is a participant (based on the days worked during the applicable year) and (iii) Ms. Horner’s compensation for the lesser of (A) 18 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original five year term. In the event that the Company terminates Ms. Horner’s employment without Cause or Ms. Horner resigns with Good Reason on or following a Change of Control (as defined in the agreement), the Company is generally obligated to continue to pay Ms. Horner’s compensation for the greater of (A) 24 months or (B) the remainder of the term of the agreement and accelerate the vesting of the options held by Ms. Horner, which options shall remain exercisable through the remainder of its original five year term.

On May 30, 2014, the Company entered into Amendment No. 1 to the employment agreement with Ms. Horner, which amendment was effective as of July 1. Pursuant to such amendment, (i) the termination date of Ms. Horner’ employment agreement was extended from December 31, 2014 to December 31, 2015, (ii) her base salary was increased from $215,000 to $225,000 and (iii) “Executive Vice President” was added to her title. In addition, pursuant to the amendment, the definition of “Change Control” was amended such that a change in the majority of the Board as a result of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction without the approve of the current members of the Board would constitute a Change in Control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)
Joseph A. D’Amato	100,000	—	7.83	8/31/2014	(1)
	160,000	—	2.79	11/8/2015	(2)
						25,000	$123,750	(8)
Laurette J. Pitts	16,667	—	3.03	12/12/2015	(3)
						12,500	$61,875	(8)
Charles Degliomini	16,667	—	20.25	12/15/2015	(4)
	25,000	—	22.20	5/23/2017	(5)
	10,000	—	3.33	4/22/2014	(6)
						12,500	$61,875	(8)
Nanette L. Horner	6,667	—	4.65	6/30/2015	(7)
	26,667	—	2.79	11/8/2015	(2)
						12,500	$61,875	(8)
(1)	Grant date 9/1/09; vesting 33.3% on September 14, 2010, 33.3% on September 14, 2011, and 33.4% on September 14, 2012—five year term.
(2)	Grant date 11/9/10; vesting 33.3% one year after grant date, 33.3% two years after grant date, and 33.4% three years after grant date—five year term.
(3)	Grant date 12/13/10; vesting 33.3% one year after grant date, 33.3% two years after grant date, and 33.4% three years after grant date—five year term.
(4)	Grant date 12/16/05; vesting 33.3% one year after grant; 33.3% two years after grant and 33.4% three years after grant date—ten year term.
(5)	Grant date 5/24/07; vesting 33.3% on grant date, 33.3% one year after grant date and 33.4% two years after grant date—ten year term.
(6)	Grant date 4/23/09; vesting 33.3% on grant date, 33.3% one year after grant date and 33.4% two years after grant date—five year term.
(7)	Grant date 7/01/10; vesting 50.0% one year after grant date and 50.0% two years after grant date—five year term.
(8)	Restricted stock grant under the 2005 empire Resorts, Inc. Equity Incentive Plan. Grant date 11/12/13; vesting 33.3% one year after grant date, 33.3% two years after grant date and 33.4% three years after grant date.

Director Compensation

Directors who are also our officers are not separately compensated for their service as directors. Our non-employee directors received the following aggregate amounts of compensation for 2013.

Name	Fees earned or paid in cash ($)		Restricted stock awards ($) (2)	Option awards ($) (1) (3)	Total ($)
Emanuel R. Pearlman	386,000	(4)	49,500	37,800	473,300
Au Fook Yew (9)	50,000	(5)	49,500	37,800	137,300
Nancy Palumbo	168,000	(6)	49,500	37,800	255,300
Gregg Polle	148,000	(7)	49,500	37,800	235,300
James Simon	172,000	(8)	49,500	37,800	259,300

(1)	These amounts reflect the aggregate grant date fair value of options granted in the year ended December 31, 2013 under our 2005 Equity Incentive Plan computed in accordance with ASC Topic 718 (formerly SFAS No. 123(R)). Please see Notes B and H to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for more information.
(2)	Grant date 11/12/13; restricted stock—10,000 Shares.
(3)	Grant date 11/12/13; securities underlying options—10,000 options with five year term.
(4)	Consists of (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Audit Committee; (iii) $10,000 for service on the Compensation Committee; (iv) $10,000 for service on the Corporate Governance and Nominations Committee; (v) $10,000 for service on the Regulatory Compliance Committee; (vi) $48,000 for service on the Special Committee for Development and Expansion (“Special Committee”) and an additional $48,000 for acting as Chairman of the Special Committee; (vii) $40,000 additional compensation for the Chairman of the Special Committee for the significant amount of time spent in supporting and facilitating the Company’s pursuit of its casino project in Sullivan County, New York and (viii) $160,000 for acting as Chairman of the Board.
(5)	Consists of $50,000 annual cash compensation for non-employee directors.
(6)	Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Audit Committee; (iii) $10,000 for service on the Compensation Committee; (iv) $10,000 for service on the Regulatory Compliance Committee;(v) $15,000 for acting as Chairman of the Compensation Committee; (vi) $10,000 for service on the Corporate Governance and Nominations Committee; (vii) $15,000 for acting as Chairman of the Regulatory Compliance Committee; and (viii) $48,000 for service on the Special Committee.
(7)	Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $40,000 for acting as Chairman of the Audit Committee; (iii) $48,000 for service on the Special Committee; and (iv) $10,000 for service on the Audit Committee.
(8)	Consists of: (i) $50,000 annual cash compensation for non-employee directors; (ii) $10,000 for service on the Audit Committee; (iii) $10,000 for service on the Compensation Committee; (iv) $15,000 for acting as Chairman of the Corporate Governance and Nominations Committee; (v) $10,000 for service on the Regulatory Compliance Committee; (vi) $10,000 for service on the Regulatory Compliance Committee; (vii) $42,000 for service on the Special Committee, and (viii) $25,000 for service as Lead Director. Compensation with respect to the Special Committee began mid-March of 2013.
(9)	Au Fook Yew resigned as Director on February 28, 2014.

Cash Compensation

Each non-employee member of the Board receives annual cash compensation for non-employee directors of $50,000. The chairperson of (i) the Audit Committee receives annual compensation of $40,000, (ii) the Compensation Committee receives annual compensation of $15,000, (iii) the Corporate Governance and Nominations Committee receives annual compensation of $15,000; (iv) the Regulatory Compliance Committee receives annual compensation of $15,000 and (v) the Special Committee receives annual compensation of $48,000. Annual compensation for each member of the Audit Committee, Compensation Committee, Corporate Governance and Nominations Committee and Regulatory Compliance Committee is $10,000 per committee, including for the chairperson of such committee. Annual compensation for each member of the Special Committee is $48,000 per member. Annual compensation for the Chairman of the Board was $160,000. Annual compensation for the Lead Director is $25,000. Compensation for the Chairman of the Special Committee for the significant amount of time spent in supporting and facilitating the Company’s pursuit of its casino project in Sullivan County, New York was $40,000.

Stock Compensation

In November 2013, the non-employee directors of the Company received (i) an annual grant of options to purchase 10,000 shares of the Company’s common stock at the common stock’s then current fair market value, vesting 25% on the grant date and vesting an additional 25% each three months thereafter, and (ii) an annual grant of 10,000 shares of restricted stock, with such shares vesting one year after the grant date. Only 5,000 shares vested under the option grant prior to Mr. Au’s resignation in February 2014. Also as a result of Mr. Au’s resignation, the grant of 10,000 shares was cancelled because they were unvested. The options that are currently vested will remain outstanding in accordance with their initial term.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of the Company’s compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk-taking incentives. The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us, we believe that during the year ended December 31, 2013 there were no delinquent filers.

OTHER INFORMATION

Independent Registered Public Accounting Firm

Ernst & Young (“E&Y”) serves as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and served in the same capacity for the fiscal years ended December 31, 2013 and December 31, 2012. In connection with the audits of the fiscal years ended December 31, 2013 and December 31, 2012, no disagreements exist with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference in connection with their report to the subject of the disagreement(s). E&Y’s report on the financial statements of the Company for each of the years ended December 31, 2013 and December 31, 2012, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our independent registered public accounting firm during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our independent registered public accounting firm to perform those services. The Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the year if the Board and the Audit Committee believe that a change is in the best interest of the Company and our stockholders.

E&Y was originally engaged as our independent registered public accounting firm in April 2012. A representative of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Audit Fees During Fiscal 2013 and 2012

As discussed in greater detail below, the following table shows the fees paid or accrued by us to E&Y and during this period:

Type of Service	2013	2012
Audit Fees (1)	$351,000	$483,000
Audit-Related Fees (2)	144,000	44,000
Tax Fees (3)	79,000	31,000

Total	$574,000	$558,000

(1)	Comprised of the audit of our annual financial statements and reviews of our quarterly financial statements.
(2)	Comprised of services rendered in connection with our consultations regarding financial accounting and reporting, audit of the Company’s employee benefit plan, costs incurred in connection with ongoing litigation matters, various SEC filings with fees and statutory audits.
(3)	Comprised of services for tax compliance and tax return preparation.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for our fiscal year ended December 31, 2013 were approved by the Audit Committee. In connection with the audit of our financial statements for the fiscal year ended December 31, 2013, E&Y only used full-time, permanent employees.

Principal Stockholders

The following table sets forth information concerning beneficial ownership of our capital stock outstanding at September 19, 2014 by: (i) each stockholder known to be the beneficial owner of more than five percent of any class of our voting stock then outstanding; (ii) each of our directors and nominees to serve as director; (iii) each of our “named executive officers” as defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act; and (iv) our current directors and executive officers as a group.

As of September 19, 2014, there were 39,372,462 shares of our Common Stock, 44,258 shares of Series B Preferred Stock and 1,577,880 shares of Series E Preferred Stock issued and outstanding and entitled to notice of and to vote on all matters presented to stockholders. Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to twenty-seven hundredths (.27) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of a vote.

The information regarding beneficial ownership of our Voting Stock has been presented in accordance with the rules of the Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of
Beneficial Owner (1)
	Common Stock Beneficially Owned			Series B Preferred Stock		Series E Preferred Stock
Directors	Shares		Percentage	Shares	Percentage	Shares	Percentage
Edmund Marinucci	16,220	(2)	*	—	—	—	—
Joseph A. D’Amato	208,630	(3)	*	—	—	—	—
Nancy Palumbo	83,333	(4)	*	—	—	—	—
Emanuel R. Pearlman	397,618	(5)	1.0%	—	—	—	—
Gregg Polle	71,668	(6)	*	—	—	—	—
James Simon	111,753	(7)	*	—	—	—	—
Current Officers
Laurette J. Pitts	25,167	(10)	—	—	—	—	—
Charles Degliomini	69,257	(8)	*	—	—	—	—
Nanette L. Horner	46,667	(9)	—	—	—	—	—

Directors and Officers as a Group (9 people)	1,030,313	(11)	2.6%	—	—	—	—

Stockholders
Kien Huat Realty III Limited c/o Kien Huat Realty Sdn Bhd. 22nd Floor Wisma Genting Jalan Sultan Ismail 50250 Kuala Lumpur Malaysia	24,202,072	(12)	61.5%	—	—	—	—
Patricia Cohen 6138 S. Hampshire Ct. Windermere, FL 34786	—			44,258	100%	—	—
Bryanston Group, Inc. 2424 Route 52 Hopewell Junction, NY 12533	—		—	—	—	1,551,213	98.3%

*	Less than 1%
(1)	Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701.
(2)	Consists of 8,110 options that are currently exercisable and 8,110 shares of restricted stock issued pursuant to the Company’s Equity Incentive Plan which currently have voting rights but do not vest until January 4, 2015
(3)	Consists of 1,463 shares of our common stock owned directly by Joseph A. D’Amato and options that are currently exercisable into 174,667 and 32,500 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until November 12, 2016.
(4)	Consists of 26,667 shares of our common stock owned directly by Nancy Palumbo, options that are currently exercisable into 46,666 shares of our common stock and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until January 4, 2015.
(5)	Consists of 834 shares of our common stock owned directly by Emanuel R. Pearlman, options that are currently exercisable into 386,784 shares of our common stock and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until January 4, 2015.
(6)	Consists of 23,334 shares of our common stock owned directly by Gregg Polle, options that are currently exercisable into 38,334 shares of our common stock and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until January 2015.
(7)	Consists of 38,004 shares of our common stock owned directly by James Simon, options that are currently exercisable into 63,749 shares of our common stock and 10,000 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until January 2015.

(8)	Includes 7,590 shares of our common stock owned by Fox-Hollow Lane LLC, of which Charles Degliomini is the managing member, and options that are currently exercisable into 41,667 shares of our common stock and 20,000 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until November 12, 2016.
(9)	Consists of options that are currently exercisable into 26,667 shares of our common stock and 20,000 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until November 12, 2016.
(10)	Consists of options that are currently exercisable into 5,167 shares of our common stock and 20,000 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until November 12, 2016.
(11)	Includes options held by directors and officers of the Company that are currently exercisable into an aggregate of 791,811 shares of our common stock and 48,110 shares of restricted stock issued pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until January 4, 2015, 62,500 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until November 12, 2016 and 30,000 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan which currently have voting rights but do not vest until February 11, 2015.
(12)	Based on the Schedule 13D filed by Kien Huat on July 1, 2014.

Certain Relationships and Related Transactions

Investment Agreement with Kien Huat

On August 19, 2009, we entered into that certain investment agreement (the “Investment Agreement”) with Kien Huat Realty III Limited (“Kien Huat”), pursuant to which (i) we issued to the Kien Huat 6,804,188 shares of our common stock (the “First Tranche”), or approximately 19.9% of the outstanding shares of common stock on a pre-transaction basis, for aggregate consideration of $11 million, and (ii) agreed, following stockholder approval of the transaction, to issue an additional 27,701,852 shares of common stock to Kien Huat (the “Second Tranche”) for additional consideration of $44 million. We held a special meeting of our stockholders on November 10, 2009, at which our stockholders approved, among other things, the issuance of shares and related proposals to facilitate the Second Tranche. The closing of the Second Tranche occurred on November 12, 2009, at which time we issued an additional 27,701,852 shares of common stock.

As a result of the closing of the Second Tranche, as of November 12, 2009, Kien Huat owned 34,506,040 shares of common stock, representing just under 50% of our voting power. As of the closing of the Second Tranche we had certain options and warrants outstanding. Under the Investment Agreement, if any of such options or warrants are exercised (or any of the first one million options or warrants issued after the closing of the First Tranche to our officers and directors who held either of such positions as of July 31, 2009), Kien Huat has the right to purchase an equal number of additional shares of Common Stock as are issued upon such exercise at the exercise price for the applicable option or warrant, which right we refer to herein as the “Option Matching Right.”

Under the terms of the Investment Agreement, Kien Huat is entitled to recommend three directors whom we are required to cause to be elected or appointed to our Board, subject to the satisfaction of all legal and governance requirements regarding service as a member of our Board and to the reasonable approval of the Governance Committee of the Board of Directors. Kien Huat recommended Joseph A. D’Amato, Emanuel Pearlman and Edmund Marinucci for appointment to the Board of Directors pursuant to the Investment Agreement. Kien Huat will continue to be entitled to recommend three nominees for directors for so long as it owns at least 24% of our voting power outstanding at such time, after which the number of directors whom Kien Huat will be entitled to designate for election or appointment to the Board of Directors will be reduced proportionally to Kien Huat’s percentage of ownership. Under the Investment Agreement, for so long as Kien Huat is entitled to designate nominees for directors to the Board, among other things, Kien Huat will have the right to nominate one of its nominees elected to serve as a director to serve as the Chairman of the Board, and Mr. Pearlman has been appointed to serve as Chairman of the Board pursuant to Kien Huat’s recommendation. Until such time as Kien Huat ceases to own capital stock with at least 30% of our voting power outstanding at such time, the Board of Directors will be prohibited under the terms of the Investment Agreement from taking certain actions relating to fundamental transactions involving us and our subsidiaries and certain other matters without the affirmative vote of the directors nominated by Kien Huat.

Loan Agreement with Kien Huat

On November 17, 2010, we entered into a loan agreement (the “Loan Agreement”) with Kien Huat, pursuant to which Kien Huat agreed to make a loan (the “Kien Huat Loan”) represented by a convertible promissory note (the “Kien Huat Note”) in the principal amount of $35 million and which had an interest rate of 5% per annum. The Company paid down the principal of the Kien Huat Note in the amount of approximately $17.6 million from the proceeds of the rights offering the Company consummated in May 2011. The maturity date for the Kien Huat Note was May 17, 2013.

On August 8, 2012, the Company and Kien Huat entered into Amendment No. 1 (the “Amendment”) to the Loan Agreement. Pursuant to the Amendment, the maturity date of the Kien Huat Note was extended from May 17, 2013 to December 31, 2014. In consideration of the extension of the maturity date of the Kien Huat Note, effective as of the date of the Amendment, the rate of interest was amended to be 7.5% per annum in place of 5% per annum. In addition, the Company paid Kien Huat a one-time fee of $174,261, or 1% of the outstanding principal amount of the Loan upon execution of the Amendment.

On December 18, 2013, the Company and Kien Huat entered into Amendment No. 2 (the “Second Amendment”) to the Loan Agreement. Pursuant to the Second Amendment, the maturity date of the Kien Huat Note was extended from December 31, 2014 to March 15, 2015. In consideration of the extension of the maturity date of the Kien Huat Note, the Company paid Kien Huat a one-time fee of $25,000 upon execution of the Second Amendment. In addition, the Company agreed to pay the out-of-pocket legal fees and expenses incurred by Kien Huat in an amount not to exceed $20,000. Except for these amendments, the Loan Agreement remains unchanged and in full force and effect.

Subject to and upon compliance with the provisions of the Loan Agreement, including the receipt of shareholder approval of the issuance of the Company’s common stock upon conversion of the Kien Huat Note (the “Shareholder Approval”), Kien Huat has the right to convert all or any portion of the principal sum evidenced by the Kien Huat Note such that the unconverted portion is $1,000 or a multiple of $1.00 in excess thereof into fully paid and non-assessable shares of Empire’s common stock at a conversion rate of initially 377 shares of common stock per $1,000 in principal amount, which represents a conversion price of approximately $2.65 per share, subject to adjustment in accordance with the Loan Agreement. If, as of any date during the term (the “Measuring Date”), the average of the last reported bid prices of the Company’s common stock for the 20 consecutive trading days as defined in the Loan Agreement, ending on the trading day prior to the Measuring Date, exceeds 200% of the conversion price in effect on the Measuring Date, then the Company is entitled to elect that Kien Huat convert all of the principal sum evidenced by the Kien Huat Note into shares of its common stock in accordance with the terms and provisions of the Loan Agreement, including the receipt of the Shareholder Approval. If Empire does not elect to force conversion of the Kien Huat Note and there have been no events of default as defined in the Loan Agreement, Empire may voluntarily prepay the Loan in whole or in part, with all interest accrued through the applicable period, absent notice from Kien Huat of its election to convert the Kien Huat Note.

In the event the conversion conditions are met, the Kien Huat Note will be converted into shares of the Company’s common stock upon the earlier of (i) the consummation of a rights offering pursuant to the terms of that certain Commitment Letter (as defined below) and (ii) the maturity date of March 15, 2015. In the event the Kien Huat Note is converted into common stock pursuant to the Commitment Letter, the Kien Huat Note would be convertible into shares of common stock of the Company at a conversion rate of 382.202837 shares of common stock per $1,000 in principal amount, which represents a conversion price of approximately $2.6164 per share. Such conversion rate and conversion price reflect adjustments to these terms that are required by the terms of the Loan Agreement as a result of the Company’s: (i) rights offering commencing in April of 2013 (the “April 2013 Rights Offering”) and (ii) rights offering commencing in April of 2014 (the “April 2014 Rights Offering”). The conversion rate and conversion price are subject to further adjustments pursuant to the Loan Agreement in the event of certain dilutive issuances by the Company.

We have paid interest to Kien Huat pursuant to the Loan Agreement totaling approximately $4.1 million from November 2010 through June 30, 2014. Due to an inadvertent oversight, the Company did not withhold taxes due on such interest payments to Kien Huat, which is a foreign entity affiliate of ours, as required by the Internal Revenue Code of 1986, as amended. Kien Huat has reimbursed the Company for the taxes that were due on such interest payments, which are equal to 30% of the interest paid to Kien Huat, or approximately $1.2 million (the “Taxes Payable”). The Taxes Payable amount has been remitted to the Internal Revenue Service (the “IRS”). The interest on the Taxes Payable which is estimated in the amount of $119,000, will be remitted to the IRS upon the IRS’ request therefor. The total of the Taxes Payable and interest thereon is approximately $1.3 million. Based on the Company’s action to correct such oversight, the Company believes that it is not probable that penalties would be due. The Company has not adjusted its historical financial statements for any period prior to March 31, 2014 as the Company believes that the impact to previously issued financial statements is not material. The Company is continuing to cooperate with the IRS as we resolve this issue.

2013 Rights Offering

On April 11, 2013, the Company and Kien Huat entered into a standby purchase agreement (the “Standby Purchase Agreement”) in connection with a rights offering (the “April 2013 Rights Offering”). Pursuant to the Standby Purchase Agreement, Kien Huat agreed to exercise in full its basic subscription rights grated pursuant to the April 2013 Rights Offering within ten days of its grant. In addition. Kien Huat agreed it would exercise all rights not otherwise exercised by the other holders in the April 2013 Rights Offering to acquire up to one share less than 20% of the Company’s issued and outstanding common stock prior to the commencement of the April 2013 Rights Offering.

At the completion of the April 2013 Rights Offering, the Company issued a total of 6,032,153 shares of common stock. This includes 1,383,819 shares issued to holders upon exercise of their basic subscription rights, 3,650,849 shares issued to Kien Huat, upon exercise of its basic subscription rights,

213,138 shares issued to holders upon exercise of their oversubscription rights and 784,347 shares issued to Kien Huat pursuant to the terms of the Standby Purchase Agreement. The Company paid Kien Huat a fee of $40,000 for the shares purchased pursuant to the Standby Purchase Agreement and reimbursed Kien Huat for its expenses related to the Standby Purchase Agreement in an amount of $40,000.

Commitment Letter from Kien Huat

On June 30, 2014, the Company, through a wholly-owned subsidiary, Montreign Operating Company, LLC, submitted an application to the New York State Gaming Facility Location Board (“Siting Board”) for a license to operate a resort casino, which we refer to as the “casino project,” to be located at the site of Adelaar, a four-season destination resort planned for the Town of Thompson in Sullivan County 90 miles from New York City. We anticipate financing the associated costs and expenses of the license award and the development of the casino project with a combination of debt and equity financing. For the debt portion of the Company’s financing, Credit Suisse AG has committed to provide a senior secured credit facility of up to a maximum amount of $478 million. The Credit Suisse credit facility is subject to various conditions precedent, including the Company’s receipt of a license to operate the casino and evidence of an equity investment in the Company of up to $150 million.

On June 26, 2014, the Company and Kien Huat entered into a letter agreement (the “Commitment Letter”) pursuant to which Kien Huat committed to exercise its proportionate share of subscription rights if the Company commenced a rights offering on the terms described in the Commitment Letter to meet the requirements of the Credit Suisse credit facility. In addition, in lieu of exercising any over-subscription rights in such a rights offering, Kien Huat agreed it would enter into a standby purchase agreement to exercise all subscription rights not otherwise exercised by other holders in the rights offering upon the same terms as the other holders. For such commitment, the Company agreed to pay Kien Huat a fee of 1.0% of the maximum amount that may be raised, of which 0.5% was paid upon execution of the Commitment Letter and the remaining 0.5% is due if a rights offering is launched.

On July 18, 2014, the holders of a majority of the voting power of the Company’s voting securities acted by written consent to approve the issuance of shares of the Company’s common stock upon the conversion of the Kien Huat Note. Pursuant to the Delaware General Corporation Law and the Securities Exchange Act of 1934, as amended, such action became effective on September 11, 2014, which was at least 40 days after the mailing of notice of such action to the remaining holders of the Company’s voting securities.

Moelis & Company

On December 9, 2013, the Company executed a letter agreement (the “Moelis Letter Agreement”) pursuant to which it engaged Moelis & Company LLC (“Moelis”) to act as its financial advisor in connection with the development of a comprehensive resort destination that will provide year-round indoor and outdoor activities, including hotels, spas, salons, entertainment, dining, retail, golf, high tech meeting and convention spaces and casino gaming (the “Project”), the initial phase of such Project which contemplates the development of a casino and hotel by Montreign Operating Company, LLC, a wholly-owned subsidiary of the Company. Pursuant to the Moelis Letter Agreement, we agreed to pay Moelis a retainer fee in the aggregate amount of $250,000, of which $150,000 was payable upon execution and $100,000 of which was payable 90 days after execution. In the even a financing is consummated, the Moelis Letter Agreement contemplates additional transaction-based fees would be earned by Moelis.

Gregg Polle, a director of the Company, is a Managing Director of Moelis. Mr. Polle refrained from participating in the discussion of the Moelis Letter Agreement and the determination of whether to enter into such agreement.

Audit Committee Review

Our Audit Committee Charter provides that the Audit Committee will review and approve all transactions between the Company and its officers, directors, director nominees, principal stockholders and their immediate family members. We intend that any such transactions will be on terms no less favorable to the Company than the Company could obtain from unaffiliated third parties.

PROPOSAL TO BE VOTED ON

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Introduction and Nominees

The Corporate Governance and Nominations Committee of our Board has nominated each of Joseph A. D’Amato, Emanuel R. Pearlman, Edmund Marinucci, Nancy A. Palumbo, Gregg Polle and James Simon to serve as directors until the 2014 annual meeting of stockholders (subject to their respective earlier removal, death or resignation) or until their successors are elected and qualified.

We have been advised by each of Messrs. D’Amato, Pearlman, Marinucci, Polle and Simon and Ms. Palumbo that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of each nominee (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Agreement with Investor

Pursuant to that certain Investment Agreement, by and between the Company and Kien Huat, Kien Huat is entitled to designate three directors and to nominate one of its director designees to serve as the Chairman, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominations Committee of the Board, for so long as Kien Huat maintains certain ownership thresholds. Each of Messrs. D’Amato, Marinucci and Pearlman are nominated as directors pursuant to Kien Huat’s right to designate three directors. In addition, for so long as Kien Huat owns Common Stock with at least 30% of the voting power of our outstanding Common Stock at such time, certain decisions made by the Board relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated by Kien Huat. We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.

The sections titled “Directors and Executive Officers” and “Director Qualifications” on pages 11 and 20, respectively, of this proxy statement contain more information about the leadership skills and other experiences that caused the Corporate Governance and Nominations Committee and the Board to determine that these nominees should serve as directors of the Company.

Required Vote

The six nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the abovementioned nominees.

OTHER MATTERS

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2014 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701 no later than May 31, 2015.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 120 days and not more than 180 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, or not more than 15 days from the public announcement of the meeting if the meeting is first publicly announced less than 90 days prior to the date of the meeting. Accordingly, for our 2015 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than June 1, 2015 and no earlier than April 2, 2015. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the forgoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this Information Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•	If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, to inform us of their request; or
•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission.

Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to Empire Resorts, Inc., c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, New York 12701, Attn: Secretary.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

EMPIRE RESORTS, INC.	Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on November 9, 2014.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲  FOLD HERE  —  DO NOT SEPARATE  —  INSERT IN ENVELOPE PROVIDED  ▲

PROXY	Please mark your votes like this	☒
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING.

1.	Election of Directors
	01. Joseph A. D’Amato 02. Emanuel R. Pearlman 03. Edmund Marinucci	04. Nancy A. Palumbo 05. Gregg Polle 06. James Simon	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT* ☐

*	(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature                                                        Signature, if held jointly                                                        Date                          , 2014.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held November 10, 2014

The Proxy Statement and our 2013 Annual Report to Stockholders are

available on form 10K at http://www.cstproxy.com/empireresorts/2014

▲  FOLD HERE  —  DO NOT SEPARATE  —  INSERT IN ENVELOPE PROVIDED  ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Empire Resorts, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMPIRE RESORTS, INC.

The undersigned hereby appoints Joseph A. D’Amato and Emanuel R. Pearlman as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock of Empire Resorts, Inc. (the “Company”) held of record by the undersigned at the close of business on September 19, 2014 at the Annual Meeting of Stockholders to be held at the New York Hilton Midtown, located at 1335 Avenue of the Americas, New York, New York, 10019-6012 on Monday, November 10, 2014, at 10:00 a.m., Eastern Standard Time, or any adjournment or postponement thereof (the “Meeting”) and authorizes and instructs said proxies to vote in the manner directed below.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each nominee. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments of the Meeting. If you wish to vote via the Internet, please read the directors on the reverse side.

(Continued and to be marked, dated and signed, on the other side)

EMPIRE RESORTS, INC. c/o Continental Proxy Services – 8th Floor 17 Battery Place, New York NY 10004–1123	You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.
EMPIRE RESORTS, INC. c/o Monticello Casino and Raceway 204 State Route 17B, P.O. Box 5013 Monticello, New York 12701 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on November 10, 2014

*Stockholders are cordially invited to attend the Annual Meeting and vote in person. At the Annual Meeting, you will need to request a ballot to vote your shares.

Dear Stockholder,

The 2014 Annual Meeting of Stockholders of Empire Resorts, Inc. will be held at the New York Hilton Midtown, 1335 Avenue of the Americas, New York, New York 10019-6012 on Monday, November 10, 2014, at 10:00 AM Eastern Standard Time.

Proposals to be considered at the Annual Meeting:

(1)	To elect six directors to serve on the Company’s Board of Directors (the “Board”) until the 2015 annual meeting of stockholders or until their successors are elected and qualified; and

(2)	Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.	Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:
The Proxy Materials are available for review at: http://www.cstproxy.com/empireresorts/2014

c/o Monticello Casino and Raceway

204 State Route 17B, P.O. Box 5013

Monticello, New York 12701

Important Notice Regarding the Availability of Proxy Materials

For the 2014 Annual Meeting of Stockholders to be Held On November 10, 2014

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before October 29, 2014 to facilitate a timely delivery. You may also request that you receive paper or email copies of all future proxy materials from the Company.

The following Proxy Materials are available to you to review at: http://www.cstproxy.com/empireresorts/2014

•	the Company’s Annual Report for the year ended December 31, 2013;

•	the Company’s 2014 Proxy Statement;

•	the Proxy Card; and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your company ID., proxy number, and account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone at: 1-888-221-0690

or

By logging on to: http://www.cstproxy.com/empireresorts/2014

or

By email at: proxy@continentalstock.com

Please include the company name and your account number in the subject line.